Exhibit 10.12
EXECUTION VERSION
HEDGE PLEDGE AND SECURITY AGREEMENT AND IRREVOCABLE PROXY
dated as of
August 14, 2008
among
RESIDENTIAL FUNDING COMPANY, LLC,
GMAC MORTGAGE, LLC
and certain of their Affiliates from time to time parties hereto, as Grantors
and
GMAC, LLC, as Hedge Counterparty

-i-

HEDGE PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
     THIS HEDGE PLEDGE AND SECURITY AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) dated as of August 14, 2008, is among Residential Funding Company, LLC, a Delaware limited liability company (“RFC”), and GMAC Mortgage, LLC, a Delaware limited liability company (“GMAC Mortgage; and together with RFC, each a “Borrower” and collectively, the “Borrowers”); Residential Capital, LLC, a Delaware limited liability company (“ResCap”), Homecomings Financial, LLC, a Delaware limited liability company (“Homecomings”), GMAC-RFC Holding Company, LLC, a Delaware limited liability company (“RFC Holdings”), and GMAC Residential Holding Company, LLC, a Delaware limited liability company (“Residential”; and each of ResCap, Homecomings, RFC Holdings, and Residential herein a “Guarantor” and collectively, the “Guarantors”); Developers of Hidden Springs, LLC, a Delaware limited liability company (“Developers”) and DOA Holding Properties, LLC, a Delaware limited liability company (“DOA”), GMAC Model Home Finance I, LLC, a Delaware limited liability company (“Model Home I”), Equity Investment IV, LLC, a Delaware limited liability company (“Equity Investment IV”) and GMAC Home Services, LLC, a Delaware limited liability company , (“Home Services”, and each of Developers, DOA, Model Home I, Equity Investment IV and Home Services, herein is an “Equity Pledgor” and collectively, the “Equity Pledgors”); RFC Asset Holdings II, LLC, a Delaware limited liability company (“RAHI”), and Passive Asset Transactions, LLC, a Delaware limited liability company (“PATI”; and each of RAHI and PATI is herein a “FABS Grantor” and collectively, the “FABS Grantors”); Residential Mortgage Real Estate Holdings, LLC, a Delaware limited liability company (“Residential Mortgage”), Residential Funding Real Estate Holdings, LLC, a Delaware limited liability company (“Residential Funding”), Homecomings Financial Real Estate Holdings, LLC, a Delaware limited liability company (“Homecomings Financial”), and Equity Investment I, LLC, a Delaware limited liability company (“Equity I”; and each of Residential Mortgage, Residential Funding, Homecomings Financial and Equity I is herein an “Additional Account Party” and collectively, the “Additional Account Party”); and each other Person that agrees to become a “Grantor” by executing and delivering a Joinder Agreement pursuant to Section 16 (each Borrower, each Guarantor, each Equity Pledgor, each FABS Grantor, each Additional Account Party and each such other Person is herein a “Grantor” and collectively, the “Grantors”); and GMAC, LLC, a Delaware limited liability company, as Hedge Counterparty.
WITNESSETH:
     WHEREAS, pursuant to the Loan Agreement, dated as of June 4, 2008, among the Grantors, as Borrowers, Guarantors and obligors, and GMAC LLC, as Lender Agent and Initial Lender, and certain other financial institutions and Persons from time to time party thereto as Lenders, as amended by that certain First Amendment Agreement dated as of July 29, 2008 (as so amended, and as amended, supplemented, restated or otherwise modified from time to time, including the Second Loan Amendment referenced below, the “Loan Agreement”), the Lenders thereunder have agreed to make loans to the Borrowers;
     WHEREAS, the Guarantors have pursuant to Article XI of the Loan Agreement guaranteed all “Obligations” as defined in the Loan Agreement (each such guaranty so made by a Guarantor, herein its “Guaranty”);
Hedge Pledge and Security Agreement and
Irrevocable Proxy

     WHEREAS, ResCap has entered into that certain ISDA master agreement, including the related schedule, dated as of August 14, 2008 (the “Primary Hedge Documents”) with GMAC, LLC as counterparty (GMAC, LLC in such capacity, the “Hedge Counterparty”) and will from time to time enter into certain confirmations under the Primary Hedge Documents (each a “Confirmation” and, collectively with the Primary Hedge Documents, the “Hedge Documents”) and this execution of this Agreement is a requirement of the parties’ entrance into the Hedge Documents.
     WHEREAS, pursuant the Second Amendment Agreement dated as of the date hereof (the “Second Loan Amendment”) the Loan Agreement will be amended to reflect the entry of ResCap and the Hedge Counterparty into the Hedge Documents and the entry into this Agreement is a condition precedent to the execution of such Second Amendment Agreement.
     WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     WHEREAS, it is in the best interests of each Grantor to execute this Agreement inasmuch as each Grantor will derive substantial direct and indirect benefits from the transactions contemplated by the Hedge Documents;
     NOW, THEREFORE, for and in consideration of the entry of the Lender and the Lender Agent into the Second Loan Amendment and any loan, advance or other financial accommodation heretofore or hereafter made to ResCap or any other Obligor under or in connection with the Hedge Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions; Deemed Control, Delivery and Endorsement; Interpretative Provisions. (a) When used herein and unless the context otherwise requires, (i) capitalized terms which are not otherwise defined herein have the meanings assigned to such terms in Schedule 1.01 to the Loan Agreement or, if not defined therein, the Hedge Documents; (ii) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Assets, Fixture, General Intangibles, Goods, Health Care Insurance Receivables, Instrument, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Rights, Money, Proceeds, Security, Security Entitlement, Securities Account, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in Article 8 or Article 9 of the UCC (as defined below); and (iii) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):
     Assigned Documents means the Note Issuance Facility Deed, the Deed of Charge, the UK Note and any other English law Facility Document to which Residential Capital, LLC is a party.
     Bailment Collateral shall have the meaning given such term in the Intercreditor Agreement.
     Closing Date means June 4, 2008.
     Collateral means, with respect to any Grantor, all property and rights of such Grantor in which a security interest is granted pursuant to Sections 2, 3, 4, 5 and 6.

     Collateral Control Agent shall have the meaning given such term in the Intercreditor Agreement.
     Computer Hardware and Software means, with respect to any Grantor, all of such Grantor’s rights (including rights as licensee and lessee) with respect to: (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, software and firmware described in clauses (a), (b), and (c) above, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.
     Deed of Charge means the deed of charge and assignment made on or about the date hereof between, ‘amongst others, the UK SPE, Residential Capital, LLC and the Security Trustee.
     Distributions means all dividends of stock, membership interests or other ownership interests, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Share, Pledged Interest or other shares of capital stock, member interest or other ownership interests or security entitlements constituting Collateral, but shall not include Dividends.
     Dividends means cash dividends and cash distributions with respect to any Pledged Share or any Pledged Interest made in the ordinary course of business and not as a liquidating dividend.
     Dutch Assets means the Dutch Memberships Interests and Dutch VFLN Receivables.
     Dutch Membership Interests means 65% of any and all rights, claims (vorderingsrechten) and interests of each of Residential Funding Company, LLC and GMAC-RFC Holding Company, LLC in their capacity as member (lid) of GMAC RFC International Holdings CoOperatief U.A. under or in connection with their membership (lidmaatschap).
     Dutch VFLN Receivables means any and all rights and claims (vorderingsrechten) (including but not limited to a right of recourse (regres) or subrogation (subrogatie)) whether present or future, whether actual or contingent, of Residential Capital, LLC under or in connection with (i) the VFLN Agreement entered into by and between, amongst others, the Residential Capital, LLC, GX CE Funding B.V. and Stichting Security Trustee GX CE Funding, (ii) each VFLN Note and (iii) the VFLN Trust Deed.
     Event of Default means a termination event or an event of default under the Hedge Documents.

     Excluded Assets means, with respect to any Grantor and to the extent such Property does not constitute Primary Collateral, the following Property: (a) Goods securing purchase money indebtedness or capital lease obligations to the extent such purchase money indebtedness or capital lease obligations prohibit the granting of a security interest on such assets; (b) voting capital stock of controlled foreign corporations (as defined in the Internal Revenue Code) in excess of sixty-five percent (65%) of the voting rights of such corporations including without limitation GMAC-RFC Australia Pty Limited and GMAC RFC International Holdings CoOperatief U.A. (or any other controlled foreign corporation identified in writing by a Grantor to the-Hedge Counterparty); (c) any asset, including any account, note, contract, lease, financing arrangement, general intangible, equity investment, interests in joint ventures or other agreement to the extent that the grant of a security interest therein would violate applicable Requirements of Law, result in the invalidation thereof or provide any party thereto with a right of termination or default with respect thereto or with respect to any Bilateral Facility to which such asset is subject as of the Closing Date (in each case, after giving effect to applicable provisions of the UCC and other applicable Requirements of Law and principles of equity); (d) any trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the trademark had been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.) to the extent that granting a lien in such trademark application prior to such filing would adversely affect the enforceability of validity of such trademark application; (e) proceeds and products of any and all of the foregoing excluded assets described in clause (a) through (d) above only to the extent such proceeds and products would constitute property or assets of the type described in clause (a) through (d) above; and (f) the Exempt Cash Reserve Account and any proceeds and products thereof.
     Financing Assets shall have the meaning given to such term in the 2010 Indenture or the 2015 Indenture, including any terms in such definition which are defined in the 2010 Indenture and the 2015 Indenture.
     Financing SPV Equity Interests means the interests identified on Attachment I hereto.
     First Priority Collateral Agent means the “Collateral Agent” as defined in the Loan Agreement.
     First Priority Security Agreement means the “Security Agreement” as defined in the Loan Agreement.
     General Intangibles means, with respect to any Grantor, all of such Grantor’s “general intangibles” as defined in the UCC and, in any event, includes (without limitation) all of such Grantor’s licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.
     Hedge Counterparty shall have the meaning given such term in the recitals.
     Intellectual Property means all past, present and future: trade secrets and other proprietary information; rights in customer lists; trademarks, service marks, business names, trade names, domain names, designs, logos, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world (including without limitation the tradename “DITECH”); copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world; inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; rights in license agreements related to any of the Intellectual Property and income therefrom; the right to sue for all past, present and future infringements of any of the foregoing; all common law and other rights throughout the world in and to all of the foregoing; and the right to obtain all reissues, extensions or renewals of the foregoing.
     Intercreditor Agreement means that certain Intercreditor Agreement, dated on or before June 6, 2008 as of the date hereof, among Wells Fargo Bank, N.A., in its capacity as First Priority Collateral Agent, Wells Fargo Bank, N.A., in its capacity as Second Priority Collateral Agent, Wells Fargo Bank, N.A., in its capacity as Third Priority Collateral Agent, the Lender Agent and the other parties thereto.
     Lender Agent means GMAC LLC it is capacity as lender agent under the Loan Agreement.
     Non-Tangible Collateral means, with respect to any Grantor, collectively, such portion of such Grantor’s Collateral that constitutes Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Payment Intangibles, Investment Property, Letter-of-Credit Rights, Letters of Credit and Supporting Obligations.
     Note Issuance Facility Deed means the note issuance facility deed made on or about the date hereof between, amongst others, Residential Capital, LLC and the UK SPE.
     Obligations means obligations, indebtedness, fees, expenses (including, without limitation, attorneys’ fees and expenses) and liabilities of the ResCap Hedge Counterparty or of any other Grantor now existing or hereafter arising under or in connection with any Hedge Document, whether monetary or otherwise, matured or unmatured, direct, indirect, related, unrelated, fixed, contingent, liquidated unliquidated, joint, several, or joint and several, including all interest accruing thereon (including any interest that accrues after the commencement of any proceeding by or against any Grantor under any bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or other debtor relief law) and all attorneys’ fees and other expenses incurred in the collection or enforcement thereof.
     Other Secured Parties means the First Priority Collateral Agent, the Second Priority Collateral Agent, as defined in the 2015 Indenture, the Third Priority Collateral Agent, as defined in the 2010 Indenture, and the Collateral Control Agent, as defined in the Intercreditor Agreement.
     Permitted Liens means Liens that secure “Obligations” under (and as defined in) the Loan Agreement, Liens that secure Indebtedness under the 2010 Notes and the 2010 Indenture or the 2015 Notes and the 2015 Indenture and any other Liens permitted under the Loan Agreement
     Pledged Interest Issuer means each Person identified in Item B of Attachment I to the First Priority Security Agreement as the Pledged Interest Issuer.

     Pledged Interests means all member interests, general or limited partnership interests or other ownership interests of any Pledged Interest Issuer described in Item B of Attachment I to the First Priority Security Agreement, whether now existing or hereafter arising (other than Excluded Assets); all other member interests, general or limited partnership interests or other ownership interests issued by any Pledgor’s Subsidiaries (other than Excluded Assets) that is hereafter from time to time pledged as Collateral under this Agreement by a Pledgor; all registrations, certificates, articles or agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to- such interests; all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests; and all proceeds of the foregoing.
     Pledged Note Issuer means each Person identified in Item D of Attachment I to the First Priority Security Agreement as the issuer of the Pledged Note identified opposite the name of such Person.
     Pledged Note Lien means any and all liens or security interests securing the obligation of a Pledged Note Issuer evidenced by the applicable Pledged Note, and all collateral subject to such liens and security interests.
     Pledged Notes means all of the promissory notes described in Item D of Attachment I to the First Priority Security Agreement, and all other promissory notes of any Pledged Note Issuer, issued by a Pledged Note Issuer, as such promissory notes, in accordance with Section 12(j), are amended, restated, modified or supplemented from time to time; any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor; all instruments or agreements governing or representing all or any of such notes; all rights, contractual or otherwise, at any time existing with respect to such notes; all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such notes; and all proceeds of the foregoing.
     Pledged Property means all Pledged Interests, all Pledged Notes, all Pledged Shares, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by any Pledgor to the Hedge Counterparty or may from time to time hereafter be delivered by any Pledgor to the Hedge Counterparty for the purpose of pledge under this Agreement or any other Facility Document, and all proceeds of any of the foregoing.
     Pledged Share Issuer means each Person identified in Item A of Attachment I to the First Priority Security Agreement as the issuer of the Pledged Shares identified opposite the name of such Person.
     Pledged Shares means all shares of capital stock of any Pledged Share Issuer, whether now existing or hereafter arising (other than Excluded Assets), and all other shares of capital stock of any direct Subsidiary of a Pledgor that is hereafter from time to time pledged as Collateral under this Agreement by a Pledgor; all registrations, certificates, articles, or agreements governing or representing any such interest; all options and other rights, contractual or otherwise, at any time existing with respect to all or any of such shares; all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and all proceeds of the foregoing.

     Pledgor means any Borrower, any Guarantor or any Equity Pledgor.
     Property means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
     ResCap Counterparty means ResCap and any successor to ResCap as counterparty under the Hedge Documents.
     Security means any note, stock, bond, debenture, evidence of indebtedness, collateral-trust certificate, transferable share, voting-trust certificate, any put, call, straddle, option on any security, certificate of deposit, or any put, call, straddle, option entered into on a national securities exchange relating to foreign currency, or guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; provided, however, “Security” shall not include any interest of any Grantor in any corporation, partnership, limited liability company, association or other entity of which at least a majority of the outstanding stock or other interest having by its terms ordinary voting power to elect a majority of the board of directors, managers or trustees of such corporation, partnership, limited liability company, association or other entity (irrespective of whether or not at the time stock or other interest of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time owned by any Grantor, or owned by Residential Capital, LLC and one or more Grantors.
     Security Trustee means Deutsche Trustee Company Limited in its capacity as security trustee for the Secured Creditors (as defined in the English Security Documents).
     Servicing Contract means any agreement, whether titled a “servicing agreement,” a “pooling and servicing agreement,” a “sale and servicing agreement,” or otherwise, pursuant to which any Grantor is obligated to perform collection, enforcement or foreclosure services with respect to, or to maintain and remit any funds collected from, persons obligated on any mortgage loan or pool of mortgage loans.
     Significant Subsidiary means any Subsidiary of the ResCap (or group of Subsidiaries as to which a specified condition applies) which meets any of the following conditions:
     (a) ResCap’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of ResCap and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or
     (b) the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exceeds 10 percent of such income of ResCap and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.
For purposes of this definition, a Subsidiary shall mean a Person that is controlled by ResCap directly or indirectly through one or more intermediaries. For purposes of making any determination or calculations, this definition shall be interpreted in accordance with the rules and instructions of Rule 1-02 of Regulation S-X under the Securities Act of 1933 as in effect on the Closing Date.
     Trust Deed means that certain trust deed entered into by and between, amongst others, GX CE Funding and the Security Trustee GX CE Funding in relation to the VFLN Agreement.
     UCC means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, as used in Section 11(a) hereof, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
     UK Note means the notes issued to Residential Capital, LLC from time to time by the UK SPE pursuant to the Note Issuance Facility Deed (there being only one note outstanding at any time).
     UK Note Related Security means all Liens created in favor of the Security Trustee by the UK SPE in connection with the issuance of the UK Note.
     UK Pledged Shares means the UK Pledged Shares in each UK Pledged Shares Company which are held by Residential Funding Company, LLC and represented by the certificates listed in Item C of Attachment I to the First Priority Security Agreement and which represent 65% of the UK Pledged Shares held by Residential Funding Company, LLC in the relevant UK Pledged Shares Company together with all other shares and other assets, including any moneys and other Derivative Rights (as defined in the English Security Documents) from time to time charged to the Hedge Counterparty.
     UK Pledged Shares Companies means:
     (a) GMAC-RFC Holdings Limited a company incorporated in England and Wales (registered number 03471082) whose registered office is at Eastern Gate, Brants Bridge, Bracknell, Berkshire RG12 9BZ (“GMAC Holdings”);
     (b) GMAC-RFC Europe Limited a company incorporated in England and Wales (registered number 03987700) whose registered office is at Eastern Gate, Brants Bridge, Bracknell, Berkshire RG12 9BZ; (“GMAC Europe”); and
     (c) RFC Investments Limited, a company incorporated in England and Wales (registered number 03488658) whose registered address is at Eastern Gate, Brants Bridge, Bracknell, Berkshire RG12 9BZ (“RFC Investments”),
     and UK Pledged Share Company means any of them.
     UK SPE means Viaduct No. 7 Limited.
     VFLN Agreement means that certain variable funding loan note agreement dated June 4, 2008 and entered into by and between, amongst others, Residential Capital, LLC, GX CE Funding B.V. and Stichting Security Trustee GX CE Funding.

     VFLN Note means any note issued by GX CE Funding B.V. to Residential Capital, LLC under or pursuant to the VFLN Agreement.
     Whole Loan Mortgage means any promissory note secured by a mortgage on, or deed of trust with respect to, real estate; provided, however, that “Whole Loan Mortgages” shall not include “Securities” or “Financing SPV Equity Interests.”
     (b) Notwithstanding anything herein to the contrary, prior to the Discharge of the First Priority Claims (as defined in the Intercreditor Agreement), (i) any obligation of any Grantor under this Agreement to endorse, sign or deliver or give “control” as to, Collateral or proceeds thereof, to the Hedge Counterparty shall be satisfied by endorsement, assignment or delivery of or the giving of “control” to, such Collateral or proceeds to the First Priority Collateral Agent or Collateral Control Agent and (ii) any such endorsement, assignment or delivery to the First Priority Collateral Agent or Collateral Control Agent shall satisfy any obligation of any Grantor hereunder to endorse, assign or deliver Collateral to the Hedge Counterparty for all purposes hereunder.
     2. Grant of Security Interest by Borrowers, the Guarantors. As security for the prompt payment in full in cash and performance of all Obligations (and in addition to any other grant of security with respect to the Obligations which may be in effect under any Facility Document), each of the Borrowers and the Guarantors and each other Grantor (other than a Grantor that is an Equity Pledgor, an FABS Grantor or an Additional Account Pledgor) hereby pledges to the Hedge Counterparty, and hereby grants a continuing security interest to the Hedge Counterparty in, all of each such Borrower’s or Guarantor’s or any such other Grantor’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following, but in each case only to the extent constituting Financing Assets:
     (a) all Assets including, without limitation, all Financial Asset-Backed Securities, Servicing P&I Advances, Servicing T&I Advances, Mortgage Loans and Incremental Advances of a type specified in, or otherwise described in Schedule VI to the First Priority Security Agreement, and all other Property described in Schedule VI to the First Priority Security Agreement;
     (b) Accounts, including Health Care Insurance Receivables;
     (c) Chattel Paper, including Electronic Chattel Paper;
     (d) Commercial Tort Claims described on Schedule V to the First Priority Security Agreement, as such schedule may be supplemented from time to time by any applicable Grantor in accordance with this Agreement;
     (e) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all rights in licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;
     (f) Deposit Accounts;

     (g) Documents;
     (h) Financial Assets, including, without limitation, (A) all Deposit Accounts and Securities Accounts in which any Financial Assets are carried or credited, and all Investment Property (including all Security Entitlements), Instruments, Money, and other property on deposit therein or credited thereto, and all permitted investments acquired with funds on deposit in or carried in or credited to such Deposit Accounts or Securities Accounts, (B) all _agreements,_contracts, documents___and instruments evidencing, arising from, relating to or other otherwise delivered pursuant to or in connection with Financial Assets, (C) all cash and funds delivered to a Grantor (or its bailee or agent) in respect of such Financial Assets and any collateral securing the same, and (D) to the extent not included in the foregoing, all Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Payment Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, Supporting Obligations, and Money, consisting of, arising from, or relating to or delivered pursuant to, any of the foregoing;
     (i) General Intangibles (including, without limitation, all Payment Intangibles and all rights, titles and interests in the English Security Documents, the Dutch Security Documents and the Mexican Security Documents);
     (j) Goods (including, without limitation, all its Equipment, Fixtures and Inventory), together with all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;
     (k) Instruments;
     (1)Intellectual Property;
     (m) (i) (A) all issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Item A of Attachment I to the First Priority Security Agreement, (B) all other Pledged Shares issued from time to time, (C) all Pledged Notes of each Pledged Note Issuer identified in Item D of Attachment I to the First Priority Security Agreement (including, without limitation, the English Note and the Dutch Note), (D) all other Pledged Notes issued from time to time, (E) all Pledged Note Liens, (F) all issued and outstanding member interests, general or limited partnership interests or other ownership interests of each Pledged Interest Issuer identified in Item B of Attachment I to the First Priority Security Agreement, (G) all other Pledged Interests issued from time to time, (H) all other Pledged Property, whether now or hereafter delivered to the Hedge Counterparty in connection with this Agreement, and (I) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; (ii) all Sales Proceeds Accounts and all funds, properties and assets (including financial assets) deposited therein or carried in or credited thereto, and (iii) to the extent not included in the foregoing clause (m)(i), all other Investment Property (including, without limitation, Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts);
     (n) Letter-of-Credit Rights and Letters of Credit;

     (o) Money (of every jurisdiction whatsoever);
     (p) Dutch Assets;
     (q) UK Pledged Shares and UK Notes;
     (r) Supporting Obligations;
     (s) Servicing Contracts;
     (t) Investment Property; and
     (u) to the extent not included in the foregoing, all other personal assets and property of any kind or description;
together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing;
provided that, notwithstanding the foregoing, the “Collateral” described in this Section 2 shall not include Excluded Assets.
     To the extent constituting Collateral, Residential Capital, LLC agrees with the Hedge Counterparty and undertakes to pledge or, as the case may be, to pledge in advance the Dutch VFLN Receivables. To the extent constituting Collateral, each of Residential Funding Company, LLC and GMAC-RFC Holding Company, LLC agrees with the Hedge Counterparty and undertakes to pledge or, as the case may be, to pledge in advance the respective Dutch Membership Interests. All obligations referred to in this paragraph may be satisfied by an existing or future pledge to the First Priority Collateral Agent.
     3. Grant of Security Interest by Equity Pledgors. As security for the prompt payment in full in cash and performance of all Obligations (and in addition to any other grant of security with respect to the Obligations which may be in effect under any Facility Document), each of the Equity Pledgors hereby pledges to the Hedge Counterparty, and hereby grants a continuing security interest to the Hedge Counterparty in, all of each such Equity Pledgor’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following, but in each case only to the extent constituting Financing Assets:
     (a) all Pledged Shares of each Pledged Share Issuer identified in Item A of Attachment I to the First Priority Security Agreement;
     (b) all other Pledged Shares issued by any Pledged Share Issuer and pledged hereunder by any Equity Pledgor from time to time;

     (c) all promissory notes, if any, of each Pledged Note Issuer identified in Item D of Attachment I to the First Priority Security Agreement;
     (d) all other Pledged Notes, if any, issued by any Pledged Note Issuer from time to time;
     (e) all Pledged Note Liens, if any;
     (f) all Pledged Interests of each Pledged Interest Issuer identified in Item B of Attachment I to the First Priority Security Agreement;
     (g) all other Pledged Interests issued by any Pledged Interest Issuer and pledged hereunder by any Equity Pledgor from time to time;
     (h) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Shares or Pledged Interests;
     (i) all Deposit Accounts and all Property deposited or carried therein or credited thereto; and
     (j) all Securities Accounts and all Property (including all Investment Property and Financial Assets) deposited or carried therein or credited thereto, and all permitted investments acquired with funds on deposit in or carried in or credited to such Securities Accounts;
together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing;
provided that, notwithstanding the foregoing, the “Collateral” described in this Section 3 shall not include Excluded Assets.
     4. Grant of Security Interest by FABS Grantors. As security for the prompt payment in full in cash and performance of all Obligations (and in addition to any other grant of security with respect to the Obligations which may be in effect under any Facility Document), each of the FABS Grantors hereby pledges to the Hedge Counterparty, and hereby grants a continuing security interest to the Hedge Counterparty in, all of each such FABS Grantor’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following, but only to the extent constituting Financing Assets:
     (a) all Financial Assets, including without limitation all Financial Asset-Backed Securities;

     (b) all Deposit Accounts and Securities Accounts in which any Financial Assets are carried or credited, and all Investment Property (including all Security Entitlements), Instruments, Money, and other Property on deposit or carried therein or credited thereto, and all permitted investments acquired with funds on deposit in or carried in or credited thereto, and in any event the Securities Accounts identified opposite such FABS Grantor’s name on Schedule X to the First Priority Security Agreement;
     (c) all agreements, contracts, documents and instruments evidencing, arising from, relating to or other otherwise delivered pursuant to or in connection with Financial Assets;
     (d) all cash and funds delivered to FABS Grantor (or its bailee or agent) in respect of such Financial Assets and any collateral securing the same; and
     (e) to the extent not included in the foregoing, all Accounts, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Payment Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, Supporting Obligations, and Money, consisting of, arising from, or relating to or delivered pursuant to, any of the foregoing;
together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing;
provided that, notwithstanding the foregoing, the “Collateral” described in this Section 4 shall not include Excluded Assets.
     5. Grant of Security Interest by Additional Account Parties. As security for the prompt payment in full in cash and performance of all Obligations (and in addition to any other grant of security with respect to the Obligations which may be in effect under any Facility Document), each of the Additional Account Parties hereby pledges to the Hedge Counterparty, and hereby grants a continuing security interest to the Hedge Counterparty in, all of each such Additional Account Party’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following, but only to the extent constituting Financing Assets:
     (a) all Deposit Accounts identified opposite such Additional Account Party’s name on Schedule X to the First Priority Security Agreement and any Property deposited or carried therein or credit thereto and any replacement account therefor; and
     (b) all Proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing;

provided that, notwithstanding the foregoing, the “Collateral” described in this Section 5 shall not include Excluded Assets.
     6. Grant of Security Interest by Grantors. As security for the prompt payment in full in cash and performance of all Obligations (and in addition to any other grant of security with respect to the Obligations which may be in effect under any Facility Document), each of the Grantors hereby pledges to the Hedge Counterparty, and hereby grants a continuing security interest to the Hedge Counterparty in, all of each such Grantor’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following:
(a)	Financing Assets;

(b)	Whole Loan Mortgages;

(c)	Securities;

(d)	Financing SPV Equity Interests; and

(e)	proceeds therefrom.
provided that, notwithstanding the foregoing, the “Collateral” described in this Section 6 shall not include Excluded Assets.
     7. Representations and Warranties.
          (a) Each Grantor represents and warrants that:
     (i) no financing statement (other than any which may have been filed on behalf of the Hedge Counterparty or other Permitted Liens) covering any of the Collateral is on file in any public office, except those financing statements identified on Schedule VI(a) to the First Priority Security Agreement;
     (ii) such Grantor is and will be the lawful owner of all Collateral, free of all Liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, except those Liens and claims identified on Schedule VI(a) to the First Priority Security Agreement, with full power and authority to execute and deliver this Agreement and perform such Grantor’s obligations hereunder, and to subject the Collateral to the security interest hereunder and (ii) none of the Collateral of such Grantor that constitutes Collateral is subject to any Liens other than Permitted Liens;
     (iii) all information with respect to the Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Hedge Counterparty is and will be true and correct in all material respects as of the date specified therein (or, if no date is so specified, as of the date furnished);

     (iv) such Grantor’s true legal name as registered in the jurisdiction in which such Grantor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization, formation or incorporation, chief executive office and principal place of business are as set forth on Schedule I to the First Priority Security Agreement (and such Grantor has not maintained its chief executive office and principal place of business at any other location at any time after January 1, 2003 except as otherwise disclosed in writing to the Hedge-Counterparty);
     (v) each other location where such Grantor maintains a place of business is set forth on Schedule II to the First Priority Security Agreement or as otherwise disclosed in writing to the Hedge Counterparty;
     (vi) except as disclosed on Schedule III to the First Priority Security Agreement, such Grantor is not now known and during the five years preceding the date hereof has not previously been known by any trade name;
     (vii) except as disclosed on Schedule III to the First Priority Security Agreement, during the five years preceding the date hereof such Grantor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Grantor been the subject of any merger or other corporate reorganization;
     (viii) such Grantor is a corporation, limited partnership or limited liability company as specified in Schedule I to the First Priority Security Agreement and is duly organized, validly existing and in good standing under the laws of the state of its incorporation, formation or organization;
     (ix) the execution and delivery of this Agreement, the grant of each of the security interests, proxy and other rights granted herein and the performance by such Grantor of its obligations hereunder are within such Grantor’s corporate, partnership or limited liability company powers, have been duly authorized by all necessary corporate, partnership or limited liability company action, have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws or other organizational documents of such Grantor or any judgment, order or decree, which is binding upon such Grantor and will not cause a breach, default or event of default under of any agreement, indenture, instrument or other document to which such Grantor is a party;
     (x) this Agreement is a legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);
     (xi) no Collateral is in the possession of any Person (other than such Grantor or a custodian, securities intermediary or account bank appointed by such Grantor) asserting any claim thereto or security interest therein (other than Permitted Liens), except that the Hedge Counterparty or its designees or agents may have possession of Collateral as contemplated pursuant to the Facility Documents and this Agreement;
     (xii) this Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary to perfect and protect such security interest have been duly taken.
     (b) RFC represents and warrants, with respect to any UK Pledged Shares constituting Collateral, that:
     (i) it is the sole legal and beneficial owner of the UK Pledged Shares free from all Liens other than Permitted Liens;
     (ii) the UK Pledged Shares are fully paid;
     (iii) there are no moneys or liabilities outstanding or payable in respect of the UK Pledged Shares or any of them;
     (iv) it is lawfully entitled to create the security over the UK Pledged Shares constituted by this Agreement in favor of the Hedge Counterparty;
     (v) together the UK Pledged Shares constitute 65% of the issued share capital of each Company; and
     (vi) any UK Pledged Shares constituting Collateral are fully transferable to the First Priority Collateral Agent (or any other person as the First Priority Collateral Agent shall direct) without restriction and in particular in respect of any pre-emption rights or restrictions in the articles of association of any UK Pledged Shares Company all appropriate waivers have been obtained in respect of them from all other shareholders of that UK Pledged Shares Company, which are unconditional, irrevocable and legally binding and enforceable.
     8. Grantor Remains Liable; Nature of Security Interest; Subrogation, etc.
     (a) Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, (ii) the exercise by the Hedge Counterparty of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and (iii) the Hedge Counterparty shall have no obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Hedge Counterparty be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     (b) This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interests to the Hedge Counterparty and shall remain in full force and effect until all Obligations have been paid in full in cash and the Hedge Documents have terminated. All rights of the Hedge Counterparty and the security interests granted to the Hedge Counterparty and all obligations of the Grantors hereunder shall in each case be absolute, unconditional and irrevocable irrespective of (i) any lack of validity, legality or enforceability of any Facility Document, (ii) the failure of the Hedge Counterparty (A) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of any Facility Document or otherwise, or (B) to exercise any right or remedy against any other guarantor of, or-collateral securing, any Obligations, (iii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations, (iv) any reduction, limitation, impairment or termination of any Obligations (except until all Obligations have been paid in full in cash and the Hedge Documents have terminated) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and, to the extent not inconsistent with its obligations to the Other Secured Parties, each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise, (v) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Facility Document, (vi) any addition, exchange or release of any Collateral of the Obligations, or any surrender or non-perfection of any Collateral, ..or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by the Hedge Counterparty securing any of the Obligations, or (vii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor or any other Grantor, any surety or any guarantor.
     (c) Until one year and one day after all Obligations have been paid in full in cash and the Hedge Documents have terminated and to the extent not inconsistent with its obligations to the Other Secured Parties, each Grantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Borrower, any other Grantor or any other Grantor that arise from the existence, payment, performance or enforcement of such Grantor’s obligations under this Agreement or any other Facility Document, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of the Hedge Counterparty against any Borrower, any other Grantor or any other Grantor or any Collateral which the Hedge Counterparty now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Borrower, any Grantor or any other Grantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence and the Obligations shall not have been indefeasibly paid in full in cash or the Hedge Documents have not been terminated, then such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Hedge Counterparty, and shall forthwith be paid to the Hedge Counterparty to be credited and applied upon the Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Hedge Documents and that the waiver set forth in this
Section 8(c) is knowingly made in contemplation of such benefits.

     (d) Except as otherwise provided in the Hedge Documents, if the Hedge Counterparty may, under applicable Requirements of Law, proceed to realize its benefits under this Agreement or the other Facility Documents giving the Hedge Party a lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement, the Hedge Counterparty may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Agreement. If, in the exercise of any of its rights and remedies, the Hedge Counterparty shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Grantor or any other Grantor or any other Person, whether because of any applicable Requirements of Law pertaining to “election of remedies” or the like, each Grantor, to the extent not inconsistent with its obligations to the Other Secured Parties, hereby consents to such action by the Hedge Counterparty and waives any claim based upon such action, even if such action by such party shall result in a full or partial loss of any rights of subrogation that such Grantor might otherwise have had but for such action by such party.
     9. Collections, etc. Until such time during the existence of an Event of Default as the Hedge Counterparty shall notify such Grantor of the revocation of such power and authority and to the extent not inconsistent with its obligations to the Other Secured Parties, each Grantor (a) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Hedge Counterparty may reasonably request or, in the absence of such request, as such Grantor may deem advisable; and (b) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Hedge Counterparty, however, may, at any time that an Event of Default has occurred and is continuing, whether before or after any revocation of such power and authority or the maturity of any of the Obligations, notify any party obligated on any of the Non-Tangible Collateral to make payment or otherwise render performance to or for the benefit of the Hedge Counterparty and enforce, by suit or otherwise the obligations of any such party obligated on any Non-Tangible Collateral. In connection therewith, the Hedge Counterparty may surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Hedge Counterparty following the occurrence and during the continuation of an Event of Default and to the extent not inconsistent with its obligations to the Other Secured Parties, each Grantor will, at its own expense, notify any party obligated on any of the Non-Tangible Collateral to make payment to or for the benefit of the Hedge Counterparty of any amounts due or to become due thereunder.
     10. Release. Collateral shall from time to time be released from the security interest created by this Agreement pursuant to and in accordance with the provisions of the Facility Documents. To the extent that Collateral is released from the lien of the First Priority Security Agreement (other than in connection with the termination of the First Priority Security Agreement) in accordance with the terms of such agreement and the other Facility Documents, such release shall automatically release such Collateral from the security interest created by this Agreement in favor of the Hedge Counterparty.
     11.Agreements of the Grantors. (a) To the extent not inconsistent with its obligations to the Other Secured Parties and subject to
Section 1(b) of this Agreement, each Grantor:

     (i) will execute such financing statements (or any equivalent filings in the United Kingdom and the Netherlands) and other documents (and pay the cost of filing or recording the same in all public offices reasonably determined to be appropriate by the Hedge Counterparty) and do such other acts and things (including, without limitation, delivery to the Hedge Counterparty of any Instruments and Certificated Securities which constitute Collateral), all as the Hedge Counterparty may from time to time reasonably request, to establish and maintain a valid perfected security interest in the Collateral (free of -all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Obligations, and each Grantor authorizes the Hedge Counterparty to file, without limitation, any financing statement (or any equivalent filings in the United Kingdom and the Netherlands) that (i) indicates the Collateral (x) as “all property” or “all assets” of such Grantor or words of similar effect, regardless of whether any particular asset in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement is filed, or (y) as being of an equal or lesser scope or with greater detail, and (ii) contains any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement is filed regarding the sufficiency or filing office acceptance of any financing statement (or any equivalent filings in the United Kingdom and the Netherlands), including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement (or any equivalent filings in the United Kingdom and the Netherlands) filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;
     (ii) will keep all its records regarding Collateral at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II to the First Priority Security Agreement or at such other addresses of which such Grantor shall have given the Hedge Counterparty not less than 30 days’ prior written notice;
     (iii) will not change its state of organization or incorporation and will not change its name, identity or corporate structure or its organizational identification number for the state of its incorporation, formation or organization, in each case such that any financing statement filed to perfect the Hedge Counterparty’s interests under this Agreement would become seriously misleading, unless such Grantor shall have given the Hedge Counterparty not less than 30 days’ prior notice of such change (provided that this Section 11(a)(iii) shall not be deemed authorize any change or transaction prohibited under the Loan Agreement or the Hedge Documents) and shall have taken or will timely take all action necessary to maintain continued perfection and priority of the security interest created hereunder following such change;
     (iv) to the extent practicable, will keep its records concerning the Collateral in such a manner as will enable the Hedge Counterparty or its designee to determine at any time the status of the Collateral;
     (v) to the extent practicable, will furnish the Hedge Counterparty such information as is available to such Grantor concerning such Grantor, the Collateral and the Account Debtors as the Hedge Counterparty may from time to time reasonably request;

     (vi) will permit the Hedge Counterparty and its designee, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice if a Default has occurred and is continuing) to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Grantor pertaining to the Collateral and the Account Debtors, and will, upon request of the Hedge Counterparty during the existence of a Default and to the extent practicable, deliver to the Hedge Counterparty all of such records and papers;
     (vii) will not sell, lease or assign any Collateral except as permitted by the Facility Documents or create or permit to exist any Lien on any Collateral other than Permitted Liens;
     (viii) will keep all of the Collateral granted by such Grantor, along with Deposit Accounts and Investment Property which constitute Collateral, in the United States or at such other locations outside of the United States as may be specified in writing to the Hedge Counterparty;
     (ix) will promptly notify the Hedge Counterparty in writing upon becoming the beneficiary under any letter of credit in excess of $10,000,000 (or any lesser amount specified in writing by the Hedge Counterparty, if a Default has occurred and is continuing) and, at the request of the Hedge Counterparty, pursuant to an agreement in form and substance satisfactory to the Hedge Counterparty, either (A) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Hedge Counterparty of such letter of credit or (B) arrange for the Hedge Counterparty to become the transferee beneficiary of such letter of credit;
     (x) will promptly notify the Hedge Counterparty in writing if such Grantor holds or acquires an interest in any Electronic Chattel Paper constituting Collateral and, at the request of the Hedge Counterparty, take such action as the Hedge Counterparty may reasonably request to vest control, under Section 9-105 of the UCC, of such Electronic Chattel Paper constituting Collateral in the Hedge Counterparty;
     (xi) acknowledges and agrees that it is not authorized to file any financing statement in favor of the Hedge Counterparty without the prior written consent of the Hedge Counterparty, and that it will not do so without the prior written consent of the Hedge Counterparty, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC;
     (xii) will facilitate the realization of the Collateral and the exercise of all powers, authorities and discretions vested by this Agreement in the Hedge Counterparty; and
     (xiii) subject to Section 1(b) of this Agreement, shall in particular promptly execute all transfers, conveyances, assignments, assurances which the Hedge Counterparty may reasonably request in order to preserve or protect its interest in the Collateral in each case to the extent not inconsistent with the Grantor’s obligations to the Other Secured Parties.
Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne jointly and severally by the Grantors. Notwithstanding the foregoing, the Hedge Counterparty shall have no obligation or liability regarding the Collateral or any proceeds thereof by reason of, or arising out of, this Agreement.
     (b) To the extent not inconsistent with its obligations to the Other Secured Parties and to the extent related to Collateral hereunder, each of RFC and RFC Holding (i) shall execute a written declaration as referred to in clause 19.12 of the articles of association (statuten) of GMAC RFC International Holdings Coöperatief U.A pursuant to which it terminates its membership (lidmaatschap) of GMAC RFC International Holdings CoOperatief U.A., subject to the occurrence of an Event of Default or the delivery of a notice in accordance with Section 8.02 (Remedies) of the Loan Agreement and (ii) shall not revoke such written declaration or otherwise take any action that results in such written declaration being nullified or declared null and void.
     (c) To the extent not inconsistent with its obligations to the Other Secured Parties, ResCap acknowledges and agrees that (a) it shall (1) not waive any rights under nor amend, novate, repudiate, rescind or otherwise terminate or permit to be terminated any Assigned Document constituting Collateral without the prior written consent of the Hedge Counterparty; (2) diligently pursue any remedies available to it for any breach of, or in respect of any claim in relation to, any Assigned Document constituting Collateral; (3) deposit the UK Note and any UK Note Related Security constituting Collateral issued in relation to a UK Note pursuant to Clause 8.2 (New Note Certificate) of the Note Issuance Facility Deed with the First Priority Collateral Agent or the Collateral Control Agent] and (4) procure that the UK SPE complies with its obligations under Clause 8.2 (New Note Certificate) of the Note Issuance Facility Deed, including, without limitation, granting a power of attorney in favor of the First Priority Collateral Agent or the Collateral Control Agent in a form set out in Schedule 9 to the Note Issuance Facility Deed; and (b) all payments received by it in connection with the UK Note, including the proceeds of any redemption of the UK Note whether as a result of a disposal of any assets or otherwise, shall be deposited into an account specified by the Hedge Counterparty from time to time in accordance with Section 4.02 of the Loan Agreement; in each case to the extent the foregoing constitute Collateral.
     12. Agreement as to Investment Property; Voting.
Subject to Section 1(b) of this Agreement:
     (a) To the extent not inconsistent with the Grantors’ obligations to the Other Secured Parties, all certificates or Instruments, if any, representing or evidencing any Collateral, including any Pledged Property, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Hedge Counterparty pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank; provided that notes evidencing individual residential mortgage loans included in Primary Collateral need not be so delivered before September 15, 2008.
     (b) To the extent not inconsistent with the Grantors’ obligations to the Other Secured Parties and to the extent any Collateral constitutes a “certificated security” (as defined in Section 8-102(a)(4) of the UCC), each Grantor shall take such other actions as necessary to grant “control” (as defined in Section 8-106 of the UCC) to the Hedge Counterparty over such Collateral.

     (c) Not later than the Account Transfer Date, to the extent not inconsistent with the Grantors’ obligations to the Other Secured Parties and to the extent any of its Collateral constitutes an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) with a Carrying Value of $10,000,000 or more, each Grantor shall take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all actions necessary to grant “control” (as defined in Section 8-106 of the UCC) to the Hedge Counterparty over such Collateral including, without limitation, causing delivery of such Collateral or causing the issuer of such Collateral, as appropriate, to agree to comply with the instructions originated by the Hedge Counterparty without further consent by the registered owner thereof.
     (d) Not later than the Account Transfer Date, to the extent not inconsistent with the Grantors’ obligations to the Other Secured Parties and to the extent any of its Collateral constitutes a “security entitlement” or a “securities account” (as such terms are defined in Sections 8-102(a)(17) and 8-501(a), respectively, of the UCC), each Grantor shall take and cause the appropriate Person (including any securities intermediary thereof) to take all actions necessary to grant “control” (as defined in Section 8-106 of the UCC) to the Hedge Counterparty over such Collateral including, without limitation, causing to be delivered to the Hedge Counterparty an agreement, in form and substance satisfactory to the Hedge Counterparty, executed by the securities intermediary thereof whereby such securities intermediary agrees (i) that it will comply with entitlement orders originated by the Hedge Counterparty without further consent by such Grantor or any other Person with respect to all such Collateral (it being understood that such agreement may provide that at all times when such securities intermediary has not been notified by the Hedge Counterparty to the contrary, the securities intermediary may comply with entitlement orders of such Grantor), (ii) to subordinate any security interest it may have in and to all such Collateral to the security interest of the Hedge Counterparty therein, and (iii) that it will not agree with any Person other than the Hedge Counterparty in any manner that would grant such Person “control” over any such Collateral without the Hedge Counterparty’s prior written consent.
     (e) To the extent not inconsistent with its obligations to the Other Secured Parties, each Pledgor will, from time to time upon the request of the Hedge Counterparty, promptly deliver to the Hedge Counterparty Collateral constituting such stock powers, instruments, and similar documents, satisfactory in form and substance to the Hedge Counterparty, with respect to the Collateral as the Hedge Counterparty may reasonably request and will, from time to time upon the request of the Hedge Counterparty after the occurrence of any Default, promptly transfer any Pledged Shares, Pledged Interests or other shares of common stock, member interests or other ownership interests constituting Collateral into the name of any nominee designated by the Hedge Counterparty.
     (f) To the extent not inconsistent with its obligations to the Other Secured Parties and subject to clause (g) below, each Pledgor will, at all times, keep pledged to the Hedge Counterparty all Pledged Shares, Pledged Interests and all other shares of capital stock, member interests or other ownership interests constituting Collateral, and all securities, security entitlements and securities accounts constituting Collateral, Dividends and Distributions constituting Collateral with respect thereto, all Pledged Notes constituting Collateral, all interest, principal and other proceeds constituting Collateral received by the Hedge Counterparty with respect to the Pledged Notes constituting Collateral, all Pledged Note Liens constituting Collateral and all other Collateral and other securities, instruments, security entitlements, financial assets, investment property, proceeds, and rights constituting Collateral from time to time received by or distributable to a Pledgor in respect of any Collateral.
     (g) In the event that any Dividend or Distribution constituting Collateral is to be paid on any Pledged Share or any Pledged Interest constituting Collateral or any payment of principal or interest constituting Collateral is to be made on any Pledged Note constituting Collateral at a time when no Event of Default has occurred and is continuing, such Dividend, Distribution or payment constituting Collateral may be paid directly to the relevant Grantor. If any Event of Default has occurred and is continuing, then any such Dividend, Distribution or payment shall be paid directly to the Hedge Counterparty in accordance with Section 12(h).
     (h) To the extent not inconsistent with its obligations to the Other Secured Parties, each Pledgor agrees:
     (i) following the occurrence and during the continuance of any Event of Default, promptly upon receipt thereof by any Pledgor and without any request therefor by the Hedge Counterparty, to deliver (properly endorsed where required hereby or requested by the Hedge Counterparty) to the Hedge Counterparty all Collateral consisting of Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Hedge Counterparty as additional Collateral for use in accordance with Section 13(f); and
     (ii) after any Event of Default shall have occurred and be continuing and the Hedge Counterparty has notified the relevant Pledgor of the Hedge Counterparty’s intention to exercise its voting power under this clause (ii), (A) the Hedge Counterparty may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares, Pledged Interests or other shares of capital stock, member interests or other ownership interests in each case constituting Collateral and EACH PLEDGOR HEREBY GRANTS THE HEDGE COUNTERPARTY AN IRREVOCABLE PROXY, EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED SHARES, THE PLEDGED INTERESTS CONSTITUTING COLLATERAL, WITH SUCH PROXY TO REMAIN VALID UNTIL THE PAYMENT IN FULL IN CASH OF ALL OBLIGATIONS, THE TERMINATION OR EXPIRATION OF ALL COMMITMENTS; and (B) promptly to deliver to the Hedge Counterparty such additional proxies and other documents as may be necessary to allow the Hedge Counterparty to exercise such voting power with respect to such Collateral, in each case to the extent not inconsistent with its obligations to Other Secured Parties;
     (i) All Collateral constituting Dividends, Distributions, interest, principal, cash payments, and proceeds and all rights under the UK Note and the UK Note Related Security which may at any time and from time to time be held by a Pledgor but which such Pledgor is then obligated to deliver to the Hedge Counterparty, shall, until delivery to the Hedge Counterparty, be held by such Pledgor separate and apart from its other property in trust for the Hedge Counterparty. The Hedge Counterparty agrees that unless it has received written notice from the Hedge Counterparty or the Hedge Counterparty that an Event of Default shall have occurred and be continuing and the Hedge Counterparty shall have given the notice referred to in Section 12(h)(ii), such Pledgor shall have the exclusive voting power with respect to any shares of capital stock, member interests or other ownership interest (including any of the Pledged Shares, Pledged Interests or UK Pledged Shares) constituting Collateral and the Hedge Counterparty shall, upon the written request of such Pledgor, promptly deliver (at the Grantors’ joint and several expense) such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such share of capital stock, member interests or other ownership interests (including any of the Pledged Shares, Pledged Interests or UK Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by any Pledgor- that could reasonably be expected to be adverse in any material respect to the interests of the Hedge Counterparty, or be inconsistent with or violate any provision of the Loan Agreement, the Hedge Documents or any other Facility Document (including this Agreement).
     (j) No Pledgor will, without the prior written consent of the Hedge Counterparty: (A) enter into any agreement amending, supplementing, or waiving in any material respect any provision of any Collateral consisting of any Pledged Note, any Pledged Note Lien or any UK Pledged Share (including the underlying instrument pursuant to which such Pledged Note, Pledged Note Lien or UK Pledged Share is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof, (B) take or omit to take any action the taking or the omission of that would result in any impairment or alteration of any obligation of the maker of Pledged Note, Pledged Note Lien, UK Pledged Share or other instrument constituting Collateral, (C) permit the issuance of (x) any Collateral consisting of additional equity interests of any Pledged Share Issuer or Pledged Interest Issuer (unless immediately upon such issuance the same are pledged and delivered to the Hedge Counterparty pursuant to the terms hereof, to the extent necessary to give the Hedge Counterparty a security interest after such issue in at least the same percentage of such Pledgor’s outstanding interests as before such issue), (y) any Collateral consisting of securities or other ownership interests convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares or other ownership interests, or (z) any Collateral consisting of warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares or other ownership interests, or (D) enter into any agreement creating or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Collateral consisting of any Pledged Share, Pledged Interest or UK Pledged Share that could reasonably be deemed to be adverse to the Hedge Counterparty. Each Pledgor shall provide, or cause the relevant Pledged Share Issuer or Pledged Interest Issuer to provide, the Hedge Counterparty with a copy of any amendment or supplement to, or modification or waiver of, any term or provision of any of the organizational documents of such relevant Pledged Share Issuer or Pledged Interest Issuer, provided that such Pledgor shall not enter into any such amendment, supplement, modification or waiver of the organizational documents of such relevant Pledged Share Issuer or Pledged Interest Issuer which could reasonably be expected to be adverse to the interests of the Hedge Counterparty. The Pledgors covenant and agree that they shall not consent to or permit (1) any Collateral consisting of any Pledged Interest to be dealt with or traded on any securities exchanges or in any securities market or (2) any Collateral consisting of any Pledge Interest Issuer to elect to have its Pledged Interests treated as a “security” under Article 8 of the UCC unless the relevant Pledgors have (I) caused such Collateral consisting of any Pledged Interest to be certificated and (II) delivered all certificates evidencing such Collateral consisting of such Pledged Interest to the Hedge Counterparty, together with duly executed undated blank transfer powers, or other equivalent instruments of transfer acceptable to the Hedge Counterparty.

     (k) Each Pledgor shall take such actions such that its Collateral consisting of Pledged Interests and Pledged Shares at all times shall be duly authorized, validly registered, fully paid and non-assessable, and shall not be registered in violation of the organic documents of the Pledgors or the preemptive rights of any Person, if any, or of any agreement by which the Pledgors or any Pledged Share Issuer or Pledged Interest Issuer is bound.
     13. Defaults and Events of Default; Remedies.
     (a) Each Grantor hereby irrevocably appoints the Hedge Counterparty its attorney-in-fact, with-full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Hedge Counterparty may request to accomplish the purposes of this Agreement, including (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (ii) to receive, endorse, and collect any drafts or other Collateral in connection with clause (i) above, (iii) to file any claims or take any action or institute any proceedings which the Hedge Counterparty may request for the collection of any of the Collateral or otherwise to enforce the rights of the Hedge Counterparty with respect to any of the Collateral, and (iv) to perform the affirmative obligations of such Grantor hereunder. EACH GRANTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 13 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL ALL OBLIGATIONS HAVE BEEN PAID IN FULL IN CASH AND ALL COMMITMENTS HAVE TERMINATED.
     (b) If an Event of Default shall have occurred and be continuing, in addition to its rights in the foregoing clause (a) and without limiting the generality of such clause, the Hedge Counterparty may exercise from time to time any rights and remedies available to it under the UCC, under any other applicable Requirements of Law and in the clauses (c) through (g) set forth below in this Section 13.
     (c) Each Grantor agrees, (i) at the Hedge Counterparty’s request if a Default has occurred and is continuing, to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) and all records for all Collateral at a convenient place or places acceptable to the Hedge Counterparty, and (ii) if an Event of Default has occurred and is continuing, at the Hedge Counterparty’s request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Hedge Counterparty or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.
     (d) Notice of the intended disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or E-mail, and shall be deemed to have been “sent” upon deposit in the U.S. mails with adequate postage properly affixed, upon delivery to an express delivery service, upon the electronic submission through telephonic services or, if by facsimile transmission, when sent against mechanical confirmation of successful transmission, as applicable. Each Grantor hereby agrees and acknowledges that: (i) with respect to Collateral that is (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market, no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after default and at least ten days before any proposed disposition provides notice within a reasonable time before disposition.
     (e) Each Grantor hereby agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.
     (f) Any cash proceeds of any disposition by the Hedge Counterparty of any of the Collateral shall be applied by the Hedge Counterparty, first, to payment of the Hedge Counterparty’s expenses in connection with the Collateral, including without limitation, attorneys’ fees and legal expenses, and thereafter to the payment of any and all of the Obligations in such order of application as the Hedge Counterparty may from time to time direct, and thereafter any surplus will be paid to the applicable Grantor or as a court of competent jurisdiction shall direct. The Hedge Counterparty need not apply or pay over for application noncash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the applicable Grantor has provided the Hedge Counterparty with a written demand to apply or pay over such noncash proceeds on such basis. To the extent permitted by applicable law and to the extent not inconsistent with its obligations to the Other Secured Parties, each Grantor waives all claims, damages and demands it may acquire against the Hedge Counterparty arising out of the exercise by the Hedge Counterparty of any rights hereunder.
     (g) [Reserved]
     (h) If any Event of Default has occurred and is continuing, the Hedge Counterparty may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, (or, if notice cannot be waived under the UCC, as required to be provided by the UCC) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Hedge Counterparty’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Hedge Counterparty may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Hedge Counterparty shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Hedge Counterparty may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (i) If any Event of Default has occurred and is continuing, the Hedge Counterparty may transfer all or any part of the Collateral into the name of the Hedge Counterparty or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, notify the parties obligated on any of the Collateral to make payment to the Hedge Counterparty of any amount due or to become due thereunder, enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral, take control of any proceeds of the Collateral, and execute (in the name, place and stead of each Grantor) endorsements, assignments, transfer powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.
     (j) To the extent not inconsistent with its obligations to the Other Secured Parties, each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Hedge Counterparty is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Requirements of Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and, to the extent not inconsistent with its obligations to the Other Secured Parties, each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Hedge Counterparty be liable nor accountable to the Grantors for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction. The Hedge Counterparty may sell the Collateral without giving any warranties or representations as to the Collateral. The Hedge Counterparty may disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
     14. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Hedge Counterparty will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Hedge Counterparty will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Hedge Counterparty in good faith or by reason of any act or omission by the Hedge Counterparty pursuant to instructions from the Hedge Counterparty, except to the extent that such liability arises from the Hedge Counterparty’s gross negligence or willful misconduct.
     To the extent that applicable law imposes duties on the Hedge Counterparty to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Hedge Counterparty (a) to fail to incur expenses reasonably deemed significant by the Hedge Counterparty to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Hedge Counterparty against risks of loss, collection or disposition of Collateral, or to provide to the Hedge Counterparty a guaranteed return from the collection or disposition of Collateral or (1) to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Hedge Counterparty in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Hedge Counterparty would not be commercially unreasonable in the Hedge Counterparty’s exercise of remedies against the Collateral and that other actions or omissions by the Hedge Counterparty shall not be deemed commercially unreasonable solely on account of not being specifically referred to in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any right to a Grantor or to impose any duties on the Hedge Counterparty that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section.
     15. Relationship to First Priority Security Agreement; First Priority Collateral Agent.
     (a) Notwithstanding anything herein to the contrary, to the extent that the Obligations are secured under the First Priority Security Agreement, the Hedge Counterpart), agrees not to exercise its rights or take any action under this Agreement, unless such action is authorized, or such right granted, to the Hedge Counterparty as a Lender Party under the First Priority Security Agreement.
     (b) Notwithstanding anything herein to the contrary and prior to the Discharge of First Priority Claims (as defined in the Intercreditor Agreement), to the extent that the Obligations are not secured under the First Priority Security Agreement, the Hedge Counterparty agrees not to exercise its rights or take any action under this Agreement which would materially conflict with, or interfere with the arrangements contemplated by, the First Priority Security Agreement and the Intercreditor Agreement.
     16. General.
     If, at the option of the relevant Grantor or as required pursuant to the Facility Documents, a Grantor shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Hedge Counterparty a joinder agreement substantially in the form of Attachment II with such other changes as may be acceptable to the Hedge Counterparty

(each a “Joinder Agreement”), and shall thereafter for all purposes be a party hereto and have the same rights and obligations as a Grantor party hereto on the date hereof.
     In the alternative, if any Grantor shall cause any Subsidiary that is not a Grantor to become a Grantor under the Facility Documents by executing a joinder agreement under the First Priority Security Agreement, such Subsidiary shall deliver to the Hedge Counterparty such joinder agreement upon execution for acknowledgement by the Hedge Counterparty, and upon acknowledgement of such Joinder Agreement by the Hedge Counterparty such Subsidiary shall thereafter for all purposes be a party hereto and have the same rights and obligations as a Grantor party hereto on the date hereof.
     Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement is sufficient as a financing statement. The Grantors hereby ratify their authorization contained in Section 11(a)(i) for the Hedge Counterparty to have filed in any Uniform Commercial Code jurisdiction prior to the date hereof any financing statement or amendment thereto filed prior to the date hereof.
     All notices hereunder shall be in writing (including facsimile transmission) and shall be sent, in the case of any Grantor, to the address of such Grantor shown on Schedule XI to the First Priority Security Agreement and, in the case of the Hedge Counterparty, at its address set forth on Schedule XI to the First Priority Security Agreement, or to such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission or e-mail shall be deemed to have been given when sent against mechanical confirmation of successful transmission; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.
     To the extent not inconsistent with its obligations to the Other Secured Parties, each of the Grantors agrees to pay, jointly and severally, all fees and expenses, including reasonable attorneys’ fees, paid or incurred by the Hedge Counterparty in endeavoring to collect all or any portion of the Obligations of any Grantor and in enforcing this Agreement against any Grantor, and all such fees and expenses shall constitute Obligations.
     No delay on the part of the Hedge Counterparty in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Hedge Counterparty of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.
     This Agreement shall remain in full force and effect until all Obligations have been paid in full in cash and the Hedge Documents have terminated. If at any time all or any part of any payment theretofore applied by the Hedge Counterparty to any of the Obligations is or must be rescinded or returned by the Hedge Counterparty for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor), such Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Hedge Counterparty, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Hedge Counterparty had not been made.
     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Requirements of Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Consistent with the foregoing, and notwithstanding any other provision of this Agreement to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any Grantor’s obligations under this Agreement under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, such Grantor (the “Affected Person”), automatically and without any further action being required of such Affected Person or the Hedge Counterparty, shall be liable under this Agreement only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by such Affected Person under any pledge to secure the Obligations (or any portion thereof) at the time of the execution and delivery of this Agreement (or, if such date is determined not to be the appropriate date for determining the enforceability of such Affected Person’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical pledge voidable under applicable Requirements of Law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being any such Affected Person’s “Maximum Amount”), and not for any greater amount, as if the stated amount of this Pledge Agreement as to such Affected Person had instead been the Maximum Amount. This paragraph is intended solely to preserve the rights of Hedge Counterparty under this Agreement to the maximum extent not subject to avoidance under applicable Requirements of Law, and neither any Affected Person nor any other person or entity shall have any right or claim under this Section with respect to the limitation described in this Agreement, except to the extent necessary so that the obligations of any Affected Person under this Agreement shall not be rendered voidable under applicable Requirements of Law. Without limiting the generality of the foregoing, the determination of a Maximum Amount for any Affected Person pursuant to the provisions of the second preceding sentence of this Section shall not in any manner reduce or otherwise affect the obligations of any other Grantor (including any other Affected Person) under the provisions of this Agreement.
     This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Obligations have been paid in full in cash and the Hedge Documents shall have terminated, (b) be binding upon each Grantor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Hedge Counterparty hereunder, to the benefit of the Hedge Counterparty and its successors, transferees and assigns. No Grantor may assign (unless otherwise permitted under the terms of the Facility Documents) any of its obligations hereunder without the prior written consent of the Hedge Counterparty.
     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Hedge Counterparty a counterpart of this Agreement together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH. REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).
     EACH PARTY HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO RIGHT TO IMMUNITY FROM THE SERVICE OF PROCESS OR JURISDICTION OR ANY JUDICIAL PROCEEDINGS OF ANY COMPETENT COURT OR FROM EXECUTION OF ANY JUDGMENT OR FROM THE EXECUTION OR ENFORCEMENT THEREIN OF ANY ARBITRATION DECISION IN RESPECT OF ANY SUIT, ACTION, PROCEEDING OR ANY OTHER MATTER ARISING OUT OF OR RELATING TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT THAT ANY PARTY IS OR BECOMES ENTITLED TO ANY SUCH IMMUNITY WITH RESPECT TO THE SERVICE OF PROCESS OR JURISDICTION OR ANY JUDICIAL PROCEEDINGS OF ANY COMPETENT COURT, AND TO THE EXTENT PERMITTED BY LAW, IT DOES HEREBY AND WILL IRREVOCABLY AND UNCONDITIONALLY AGREE NOT TO PLEAD OR CLAIM ANY SUCH IMMUNITY WITH RESPECT TO ITS OBLIGATIONS OR ANY OTHER MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

     EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, the holders of Obligations and their respective successors and permitted assignees; provided that the Hedge Counterparty shall enforce this Agreement on behalf of all holders of Obligations.
     This Agreement is a Facility Document, and may only be amended, waived or otherwise modified by written agreement with the prior written consent of the Hedge Counterparty and the Borrowers; provided, however, that this Agreement may be supplemented by Joinder Agreements duly executed by each Grantor directly affected thereby and by updates or supplements to any Schedules, Attachments or Annexes hereto delivered in accordance with the First Priority Security Agreement and acknowledged by the Hedge Counterparty.
     17.Foreign Pledge Agreements.
     (a) Notwithstanding anything to the contrary contained herein or in any other Facility Document, in the event that any Collateral is also pledged to the Hedge Counterparty to secure the Obligations by any Grantor pursuant to any security, pledge or similar agreement governed by foreign law (a “Foreign Pledge Agreement”) and the provisions of such Foreign Pledge Agreement conflict with the provisions of this Agreement, the applicable Grantor shall comply with the provisions of such Foreign Pledge Agreement and shall not be deemed to have breached any representation or covenant contained herein or in any other Facility Document as a result thereof.
     (b) If Supporting Assets with respect to the Dutch VFLN Receivables or the UK Note, in each case to the extent constituting Collateral, are the subject of a Collateral Disposition at a time when (x) the Fair Market Value of such Supporting Assets is less than (y) the Carrying Value thereof as of the Closing Date (the difference between such amounts beings the “Adjustment Amount”); ResCap shall be entitled, following consultation with the Hedge Counterparty, to reduce the outstanding principal balance of the Dutch VFLN Receivables or the UK Note, as applicable, by the Adjustment Amount; provided that such Collateral Disposition complies with the applicable requirements of the Loan Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

RESIDENTIAL FUNDING COMPANY, LLC, as Grantor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

GMAC MORTGAGE, LLC, as Grantor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

RESIDENTIAL CAPITAL, LLC, as Grantor
By:	/s/ Elizabeth T. Kelly
Name:	Elizabeth T. Kelly
Title:	Assistant Treasurer

HOMECOMINGS FINANCIAL, LLC, as Grantor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

GMAC-RFC HOLDING COMPANY, LLC, as Grantor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

GMAC RESIDENTIAL HOLDING COMPANY, LLC, as Grantor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

DEVELOPERS OF HIDDEN SPRINGS, LLC, as Grantor
By:	/s/ Donald McConnell
Name:	Donald McConnell
Title:	Assistant Secretary

DOA HOLDING PROPERTIES, LLC, as Grantor
By:	/s/ Donald McConnell
Name:	Donald McConnell
Title:	Assistant Secretary

RFC ASSET HOLDINGS II, LLC, as Grantor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

PASSIVE ASSET TRANSACTIONS, LLC, as Grantor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

RESIDENTIAL MORTGAGE REAL ESTATE HOLDINGS, LLC, as Grantor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

RESIDENTIAL FUNDING REAL ESTATE HOLDINGS, LLC, as Grantor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

HOMECOMINGS FINANCIAL REAL ESTATE HOLDINGS, LLC, as Grantor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

EQUITY INVESTMENT I, LLC, as Grantor
By:	/s/ Donald McConnell
Name:	Donald McConnell
Title:	Assistant Secretary

EQUITY INVESTMENT IV, LLC, as Grantor
By:	/s/ Donald McConnell
Name:	Donald McConnell
Title:	Assistant Secretary

GMAC MODEL HOME FINANCE I, LLC, as Grantor
By:	/s/ Donald McConnell
Name:	Donald McConnell
Title:	Assistant Secretary

GMAC HOME SERVICES, LLC, as Grantor
By:	/s/ James N. Young
Name:	James N. Young
Title:	Chief Financial Officer

GMAC, LLC, as Hedge Counterparty
By:	/s/ David C.Walker
Name:	David C. Walker
Title:	Group Vice President & Treasurer

ATTACHMENT I
TO HEDGE PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
FINANCING SPV EQUITY INTERESTS

ATTACHMENT II
TO HEDGE PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY
FORM OF JOINDER
     This JOINDER AGREEMENT, dated as of _________ ____, 20 ___, is delivered pursuant to Section 16 of the Hedge Pledge and Security Agreement and Irrevocable Proxy, dated as of August 13, 2008, among Residential Funding Company, LLC (“RFC”), GMAC Mortgage LLC (“GMACM”), certain of their Affiliates from time to time parties thereto as Grantors, and GMAC, LLC (“GMAC”), as Hedge Counterparty (as amended, supplemented, restated or otherwise modified from time to time, the “Hedge Pledge and Security Agreement”), and pursuant to Section 15 of the First Priority Pledge and Security Agreement and Irrevocable Proxy, dated as of June 4, 2008, among RFC, GMACM, certain of their Affiliates from time to time parties thereto as Grantors, GMAC, as Lender and Lender Agent, and Wells Fargo Bank, N.A., as First Priority Collateral Agent (as amended, supplemented, restated or otherwise modified from time to time, the “First Priority Pledge and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Hedge Pledge and Security Agreement.
     By executing and delivering this Joinder Agreement, [                    ] (the “New [Grantor]”), as provided in Section 16 of the Hedge Pledge and Security Agreement [and Section 15 of the First Priority Pledge and Security Agreement], hereby becomes a party to the Hedge Pledge and Security Agreement [and the First Priority Pledge and Security Agreement, in each case] as [a/an [Additional Account Party] [Equity Pledgor] [FABS Grantor] [a Grantor that is a Guarantor] thereunder with the same force and effect as if originally named as [a/an [Additional Account Party] [Equity Pledgor] [FABS Grantor]] [a Grantor that is a Guarantor] therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby mortgages, pledges, assigns, transfers and hypothecates to the Hedge Counterparty [and to the First Priority Collateral Agent for the benefit of the Lender Parties], and grants to the Hedge Counterparty [and to the First Priority Collateral Agent for the benefit of the Lender Parties], a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the New [Grantor] described in Annex A and expressly assumes all obligations and liabilities of [a/an [Additional Account Party] [Equity Pledgor] [FABS Grantor]] [a Grantor that is a Guarantor] thereunder. The New [Grantor] hereby agrees to be bound as [a/an [Additional Account Party] [Equity Pledgor] [FABS Grantor] [a Grantor that is a Guarantor] for the purposes of the Hedge Pledge and Security Agreement [and the First Priority Pledge and Security Agreement].
     In addition to the foregoing, the New [Grantor] hereby agrees to be bound by the terms and conditions of the Intercreditor Agreement [and the Loan Agreement] ([each] as defined under the Hedge Pledge and Security Agreement, and as amended, supplemented, amended and restated or otherwise modified from time to time) as if it had signed as an Obligor thereunder.
     The information set forth in Annex B is hereby added to the information set forth in Schedules I through XI and Attachment I to the First Priority Pledge and Security Agreement. By

acknowledging and agreeing to this Joinder Agreement, the New [Grantor] hereby agrees that this Joinder Agreement may be attached to the Hedge Pledge and Security Agreement [and the First Priority Pledge and Security Agreement] and that the Collateral listed on Annex A to this Joinder Amendment shall be and become part of the Collateral referred to in the Hedge Pledge and Security Agreement [and the First Priority Pledge and Security Agreement] and shall secure all Obligations.
     The New [Grantor] hereby represents and warrants that each of the representations and warranties contained in Section 7 of the Hedge Pledge and Security Agreement [and Section 6 of the First Priority Pledge and Security Agreement] applicable to it is true and correct on and as the date hereof as if made on and as of such date.

     IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[NEW GRANTOR]

By:

Name:
Title:
ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST ABOVE WRITTEN:

GMAC, LLC	[GMAC, LLC
as Hedge Counterparty	as Lender Agent]

By:	[By:

Name:	Name:
Title:	Title:]

[WELLS FARGO BANK, N.A.,	[WELLS FARGO BANK, N.A.,
as Collateral Control Agent]	as First Priority Collateral Agent]

[By:	[By:

Name:	Name:
Title:]	Title:]

ACKNOWLEDGED AND AGREED FOR
THE PURPOSES OF THE LOAN AGREEMENT
AS OF THE DATE FIRST ABOVE WRITTEN:]

[GMAC MORTGAGE, LLC]	[RESIDENTIAL FUNDING COMPANY, LLC]

[By:	[By:

Name:	Name:
Title:]	Title:]

ANNEX A
TO JOINDER AGREEMENT
Description of Collateral
As used in the Joinder Agreement to which this Annex A is attached, the “Collateral” of the New -[Grantor]-executing-this Joinder Agreement-shall mean with respect to such New [Grantor]:
(I) All of such New [Grantor]’s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following, but in each case for the purposes of the Hedge Pledge and Security Agreement, only to the extent constituting Financing Assets:
[Describe pledged collateral, which should be consistent with the collateral descriptions in Sections 2, 3, 4 or 5 as appropriate];
and for the purposes of the Hedge Pledge and Security Agreement, (II) All of each such New [Grantor]’ s right, title and interest, in, to, and under, whether now or hereafter existing, owned or acquired and wherever located and howsoever created, arising or evidenced, all of the following:
     (a) Financing Assets;
     (b) Whole Loan Mortgages;
     (c) Securities;
     (d) Financing SPV Equity Interests; and
     (e) proceeds therefrom.
provided that, notwithstanding the foregoing, the “Collateral” described in (I) and (II) of this Annex A shall not include Excluded Assets.
The New [Grantor] shall, from time to time, execute and deliver to the Hedge Counterparty [or to the Lender Agent], as [the Hedge Counterparty][such party] may reasonably request, all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as the Hedge Counterparty [or the Lender Agent] reasonably deems necessary or advisable to ensure a [first priority,] perfected security interest in all or any portion of the Collateral.

ANNEX B
TO JOINDER AGREEMENT
Updated Information to Schedules I-XI and Attachment I
to First Priority Pledge and Security Agreement